UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2015

APPLE HOSPITALITY REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-53603	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality REIT, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 8.01 of Form 8-K.

Item 8.01.                      Other Events.

To assist trustees and custodians of individual retirement accounts (“IRAs”) containing an investment in the Company’s common shares, the Company is providing an estimated per share value of the Company’s common shares as of December 31, 2014 of $10.30 per share, as further described below.  There can be no assurance that this estimated value per share, or the method used to estimate such value, complies with requirements applicable to a trustee’s or custodian’s obligations with respect to IRAs.

Methodology

The fair value estimate of the Company’s common shares was based upon a third party valuation of the per share value of our common shares on a fully diluted basis as of December 31, 2014.  The third party developed a per share value range of $9.80 - $10.80 and the estimated value provided above is the mid-point of that range.  Since the Company’s common shares are not listed on a national securities exchange, no material public market exists for the Company’s common shares.  As a result, although not prepared for generally accepted accounting purposes, the value estimate was derived from unobservable inputs and was based on a combination of the income and market approaches as outlined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures.  In the income approach, the estimated value per share was calculated from a discounted cash flow model using consolidated projected cash flows of the Company, as well as a discount rate and terminal capitalization rate based on market conditions at December 31, 2014.  In the market approach, the estimated value per share was calculated by applying multiples (using industry peers) to consolidated 2014 historical combined revenue and operating results of the Company.  The estimated value was not based on an appraisal of the Company’s assets.

Limitations of the Estimated Value per Share

As with any methodology used to estimate value, the methodology employed by the Company was based upon a number of estimates and assumptions that may not be accurate or complete and may not accurately reflect future conditions. The estimates and assumptions underlying the estimated value involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, risks and uncertainties described in the periodic reports filed by the Company with the Securities and Exchange Commission (“SEC”), all of which are difficult to predict and many of which are beyond the control of the Company. Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from the Company’s estimated value per share.

The estimated per share value does not represent: (i) the amount at which the Company’s shares would trade on a national securities exchange, (ii) the amount a shareholder would obtain if he or she tried to sell his or her shares or (iii) the amount shareholders would receive if the Company liquidated its assets and distributed the proceeds after paying all expenses and liabilities. Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

  •   a shareholder would be able to resell his or her shares at this estimated value;

  •   a shareholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company (in part because estimated values do not necessarily indicate the price at which individual assets or the Company could be sold, real estate values fluctuate and change, and the estimated value may not take into account the expenses associated with such a sale);

  •   the Company’s shares would trade at a price equal to or greater than the estimated value per share if they were listed on a national securities exchange;

  •   the methodology used to estimate the value per share complies with requirements applicable to a trustee’s or custodian’s obligations with respect to IRAs; or

  •   any or all of the assumptions used in estimating the value per share will prove to be accurate or complete.

The estimated value reflects the fact that the estimate was calculated as of a point in time. The value of the Company’s shares will likely change over time and will be influenced by changes to the value of individual assets, changes in the hospitality industry, as well as changes and developments in the real estate and capital markets.  Shareholders should not rely on the estimated value per share in making a decision to buy or sell the Company’s common shares.

The Company does not intend to update or otherwise revise the above information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the information are no longer appropriate.

Assumptions Used in Estimated Value per Share

As discussed above, the estimated value per share was determined based on various market level assumptions, including but not limited to revenue and income growth rates, discount and capitalization rates and revenue and income multiples.  The following is a list of key assumptions used in the calculation of the estimated value per share:

5 year average revenue growth – 4.2%
5 year average annual EBITDA growth – 5.8%
Discount rate – 9.5%
Terminal capitalization rate – 7.0%
Revenue multiple – 5.0
EBITDA multiple – 15.5

A change in any of the assumptions would likely produce a different estimated value per share.  For example, a change to the EBITDA annual growth rate assumption of 1% would increase or decrease the per share value range by approximately $0.35 per share.

Prior Estimated Value per Share

As previously disclosed, for purposes of accounting for the merger transactions with Apple REIT Seven, Inc. (“Apple Seven”) and Apple REIT Eight, Inc. (“Apple Eight”) effective March 1, 2014 (the “Mergers”), the Company estimated the value of each common share of the Company at $10.10 as of March 1, 2014, the effective time of the Mergers.  The fair value estimate of the Company’s common stock was based upon a third party valuation and other analyses as of March 1, 2014.  Since the Company’s common shares were not publicly traded, this fair value estimate was a Level 3 input under ASC 820 as it was derived from unobservable inputs. The fair value estimate was based on a combination of the income and market approaches as outlined in ASC 820. In the income approach, the fair value estimate was calculated from a discounted cash flow model using Apple Seven, Apple Eight and the Company’s (collectively, the “merged entities”) consolidated projected cash flows, as well as a discount rate and terminal capitalization rate based on market conditions at the effective time of the Mergers and consistent with industry averages. In the market approach, the fair value estimate was calculated by applying multiples (using industry peers at the effective time of the Mergers) to both the consolidated 2013 historical and 2014 projected combined revenue and operating results of the merged entities and using multiples of operating results from comparable transactions.  This estimated value was not based on an appraisal of the Company’s assets.  The various limitations and qualifications to estimated value described above in “Limitations of the Estimated Value per Share” also apply with respect to this prior estimated per share value.

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” and similar expressions that convey the uncertainty of future events or outcomes.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the successful execution of the Company’s mergers with Apple Seven and Apple Eight; the ability of the Company to dispose of certain properties identified for sale and identify and acquire additional properties; the ability of the Company to implement its operating strategy; the ability of the Company to provide liquidity opportunities for its shareholders; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust.  Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this Current Report on Form 8-K will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved.  In addition, the Company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code.  Readers should carefully review the Company’s financial statements and the notes thereto, as well as the risk factors described in the Company’s filings with the SEC, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by the Company with the SEC on March 11, 2014.  Any forward-looking statement that the Company makes speaks only as of the date of this Current Report on Form 8-K.  The Company undertakes no obligation to publically update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:      /s/ Justin G. Knight
Justin G. Knight
President and Chief Executive Officer

January 27, 2015